EXHIBIT 99.1

Press Release

FOR RELEASE: November 12, 2019

APOGEE ENTERPRISES ANNOUNCES COOPERATION AGREEMENT WITH ENGAGED CAPITAL

Three New Independent Directors Nominated for Election to Board at 2019 Annual Meeting

MINNEAPOLIS, MN, November 12, 2019 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced that it has entered into a Cooperation Agreement with Engaged Capital, LLC and certain of its affiliates. As part of the Cooperation Agreement and the Company’s ongoing Board refreshment process, Apogee will nominate three new independent director candidates for election to its Board at the upcoming 2019 Annual Meeting of Shareholders.

The new Class III director nominees are Christina M. (Christy) Alvord, Frank G. Heard and Elizabeth M. (Beth) Lilly, all three of whom are independent of the Company and Engaged Capital. The Company will also nominate incumbent Class III director Mark Pompa, who joined the Board in October 2018. Three of the Company’s incumbent Class III directors, who have served on the Board for an average of approximately 14 years, have informed the Board that they do not intend to stand for re-election at the 2019 Annual Meeting. Class III directors elected at the upcoming 2019 Annual Meeting of Shareholders will serve terms concluding at the Company’s 2022 Annual Meeting of Shareholders.

“Apogee’s Board is committed to best-in-class governance, as demonstrated by our ongoing Board refreshment process,” said Joseph F. Puishys, Apogee’s Chief Executive Officer. “In addition to the four skilled directors we’ve added since 2016, we look forward to welcoming Christy, Frank, and Beth. Their relevant expertise and diverse perspectives will contribute greatly to the Board in its critical role of guiding the Company forward. We appreciate the constructive engagement and support from Glenn Welling and Engaged Capital, one of our largest shareholders.”

Glenn W. Welling, the founder and Chief Investment Officer of Engaged Capital, added, “Christy, Frank and Beth are a fantastic group of director nominees, who will bring fresh perspectives and a wealth of experience to help Apogee identify and act on opportunities to increase value for the benefit of all shareholders. We are pleased to have been able to work constructively with the

Apogee Enterprises, Inc. ● 4400 West 78th Street ● Minneapolis, MN 55435 ● (952) 835-1874 ● www.apog.com

Apogee Enterprises, Inc.

Board on this process, and with the Board and Joe’s leadership, we are confident that the Company will continue to deliver steady growth along with continued operational and profitability improvements.”

The Company intends to hold the 2019 Annual Meeting of Shareholders as soon as practicable. The date of the 2019 Annual Meeting of Shareholders and additional details regarding the meeting, including information about the Company’s director nominees, will be disclosed in the Company’s definitive proxy materials, to be filed with the U.S. Securities and Exchange Commission (SEC). The Company also intends to hold its 2020 Annual Meeting of Shareholders in the first half of calendar 2020, consistent with the timing of past Annual Meetings of Shareholders.

In addition to the foregoing Board matters, Engaged Capital has agreed to customary standstill and voting commitments in connection with the Cooperation Agreement. The Cooperation Agreement between the Company and Engaged Capital will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the SEC.

About Christina M. Alvord

Christina M. Alvord is the President, Central Division for Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates. She joined Vulcan in 2016 and has previously served as vice president of corporate planning and performance improvement, and president of the Southern & Gulf Coast Division. Before joining Vulcan, Ms. Alvord held various executive management positions across the United States at GE Aviation, including serving as president of GE Aviation-Unison Industries and GE Aviation-Middle River Aircraft Systems.

About Frank G. Heard

Frank G. Heard is Vice Chairman of the Board for Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products and services for the renewable energy, conservation, residential, industrial, and infrastructure markets. Previously, from January 2015 to 2019, Mr. Heard was Chief Executive Officer and Director of Gibraltar. Mr. Heard has more than 30 years of experience in the building products industry. Prior to joining Gibraltar, Mr. Heard served as president, ITW Building Components Group, a division of Illinois Tool Works Inc., a Fortune 200 global diversified industrial manufacturer. In that role, he had global responsibility for the strategic direction and operational performance of 25 businesses in 18 country markets across a wide range of industry segments, including residential and commercial construction, retail and component manufacturing.

About Elizabeth M. Lilly

Elizabeth M. Lilly is Chief Investment Officer and Executive Vice President for The Pohlad Companies, based in Minneapolis, Minnesota. She oversees the public and private investments for the Pohlad family and provides leadership and management of their investment team. Prior to joining The Pohlad Companies, Ms. Lilly founded Crocus Hill Partners to focus on investments in small and micro capitalization equities. She previously served as Senior Vice President at GAMCO investors, where she was Portfolio Manager of the Teton Westwood Mighty Mites Fund and a member of the value portfolio management team. Earlier in her career, Ms. Lilly worked at Goldman Sachs and Fund American Companies before co-founding Woodland Partners in Minneapolis, Minnesota, an investment firm focused on small capitalization equities.

Apogee Enterprises, Inc. ● 4400 West 78th Street ● Minneapolis, MN 55435 ● (952) 835-1874 ● www.apog.com

Apogee Enterprises, Inc.

About Apogee Enterprises, Inc.

Apogee Enterprises, Inc. (Nasdaq: APOG) delivers distinctive solutions for enclosing commercial buildings and framing art. Headquartered in Minneapolis, MN, we are a leader in architectural products and services, providing architectural glass, aluminum framing systems and installation services for buildings, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

About Engaged Capital

Engaged Capital was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to effectively utilize and increase production capacity; (E) loss of key personnel and inability to source sufficient labor; (F) product performance, reliability and quality issues; (G) project management and installation issues that could result in losses on individual contracts; (H) changes in consumer and customer preference, or architectural trends and building codes; (I) dependence on a relatively small number of customers in certain business segments; (J) revenue and operating results that could differ from market expectations; (K) self-insurance risk related to a material product liability or other event for which the company is liable; (L) dependence on information technology systems and information security threats; (M) cost of compliance with and changes in environmental regulations; (N) commodity price fluctuations, trade policy impacts, and supply availability; and (O) integration of recent acquisitions and management of acquired contracts. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is

Apogee Enterprises, Inc. ● 4400 West 78th Street ● Minneapolis, MN 55435 ● (952) 835-1874 ● www.apog.com

Apogee Enterprises, Inc.

not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019 and in subsequent filings with the U.S. Securities and Exchange Commission.

Investor Contact

Jeff Huebschen

Vice President, Investor Relations & Communications

952.487.7538

ir@apog.com

Media Contact

Jeffrey Mathews / Dan Gagnier

Gagnier Communications

646.569.5711

apogee@gagnierfc.com

Apogee Enterprises, Inc. ● 4400 West 78th Street ● Minneapolis, MN 55435 ● (952) 835-1874 ● www.apog.com